UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 1, 2008 (April 25, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, the Board of Directors of Credence Systems Corporation (the “Company”) approved grants of restricted stock units pursuant to the Company’s 2005 Stock Incentive Plan with each of the following named executive officers:  Casey Eichler, the Company’s Chief Financial Officer; Rance Hale, the Company’s Senior Vice President of Manufacturing Operations; and Patrick Brady, the Company’s Senior Vice President of Engineering.

Each restricted stock unit (a “unit”) represents the right to receive, upon vesting and settlement of the unit, one share of common stock of the Company.  One hundred percent (100%) of the units will vest upon the completion of four (4) years of service with the Company measured from the grant date; provided however, that vesting will accelerate under the following circumstances:  (i) fifty percent (50%) of the units will become vested if the Company’s closing sales price on the NASDAQ Global Market is equal to or exceeds $2.25 for twenty (20) trading days during any consecutive thirty (30) day trading period; and (ii) fifty percent (50%) of the units will become vested if the Company’s closing sales price on the NASDAQ Global Market is equal to or exceeds $3.50 for twenty (20) trading days during any consecutive thirty (30) day trading period.  The units, however, will not be settled and converted into shares of common stock of the Company until twelve (12) months following the date on which such units vest.  Notwithstanding the foregoing, in the event of a “change of control” of the Company, one hundred percent (100%) of the units will become automatically vested and converted into shares of Company common stock on either (A) the date immediately prior to the specified effective date of such change of control if the units are not assumed by the successor entity; or (B) the date on which the recipient’s service with the Company (or the successor entity) is involuntarily terminated without cause or by the recipient for good reason (if such termination occurs within twelve (12) months following such change of control) if the units are assumed by the successor entity.  Units are forfeited if the recipient terminates continuous service with the Company prior to any vesting date.

The number of units granted to each executive officer is as follows:  Mr. Hale received 350,000 units; Mr. Brady received 125,000 units; and Mr. Eichler received 120,000 units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

	By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: May 1, 2008